Exhibit 99.1

On Track Innovations Ltd. Reports

Third Quarter 2019 Financial Results

Rosh Pina, Israel – November 6, 2019 – On Track Innovations Ltd. (“OTI”) (OTCQX: OTIVF) (the “Company” or “OTI”), a global provider of near field communication (NFC) and cashless payment solutions, today provided a business update and announced financial results for the nine months and third quarter periods ended September 30, 2019.

Highlights

●	Revenues of $3.9 million in the third quarter, of which 32% were from a recurring revenue source.

●	Continued tight control over operating expenses, which decreased by 20% compared to the third quarter of last year.

●	During the first nine months of 2019, delivered globally more than 20,000 advanced contactless readers to the smart ATMs market, more than 8,000 advanced payment readers to the Russian market, and more than 1,000 advanced payment systems to the Japanese unattended retail market.

Management Commentary

Mr. Assaf Cohen, OTI's Interim CEO, commented, “I am pleased to announce that we have hired a new CEO, Yehuda Holtzman who brings to OTI a strong sales background and whose initial goals will be to grow OTI’s revenue and margins.”

Following OTI’s sale of its MediSmart division in the fourth quarter of 2018, the financial results of MediSmart are included as discontinued operations and all the prior periods’ information has been reclassified to conform with the current period’s presentation.

Third quarter 2019 financial results summary

●	Total revenue in the quarter was $3.9 million. This is compared to $6.1 million in the same year-ago quarter and $4.1 million in the prior quarter.

●	Recurring revenues were $1.2 million (32% of total revenues), compared to $1.3 million (22% of total revenues) in the third quarter of 2018.

●	Gross profit in the quarter was $1.7 million, or 44% of revenues, compared to $3.2 million, or 53% of revenues, in the third quarter of 2018.

●	Operating expenses totaled $2.8 million in the quarter, significantly reduced when compared to operating expenses of $3.5 million in the same year-ago quarter. Operating expenses for the quarter ended September 30, 2019 included a gain of $0.3 million related to the sale of a building by OTI’s South African subsidiary.

●	Loss from continuing operations was $1.2 million, compared to loss of $0.2 million in the same year-ago quarter.

●	Net loss was $1.2 million, or loss of $0.03 per share, compared to a net loss of $0.2 million, or loss of $0.00 per share, in the same year-ago quarter. Net loss in the prior quarter amounted to $0.9 million, or loss of $0.02 per share.

●	Adjusted EBITDA loss from continuing operations was $1.1 million in the quarter, compared to adjusted EBITDA of $0.0 million in the same year-ago quarter. Adjusted EBITDA loss in the prior quarter was $0.4 million.

●	As of the end of the quarter, the company had cash and cash equivalents and short-term investments of $5.3 million.

Conference Call

Management will host a conference call for investors at 9:00 a.m. Eastern Time on Monday, November 11, 2019, to discuss the financial results, provide a corporate update, and conclude with a recorded Q&A session.

Investors and analysts are encouraged to submit questions they would like the Interim CEO to address on the call. Please submit any questions to oti_questions@gkir.com by Thursday, November 7, 2019 at 5:00 p.m. Eastern time. OTI intends to hold conference calls in this format during the CEO transition phase.

To listen, please use the following dial-in information:

U.S. Dial-in: 1-888-317-6002

International Dial-in: +1-412-317-5245

Webcast: https://www.webcaster4.com/Webcast/Page/1720/30987

Please dial in a few minutes before the start of the call and request to join the “On Track Innovations Earnings Conference Call” to ensure timely participation.

The conference call will be available for replay by clicking here and via the investor relations section of the company’s website.

About On Track Innovations Ltd

On Track Innovations (OTI) is a global leader in the design, manufacture, and sale of secure cashless payment solutions using contactless NFC technology. OTI’s field-proven innovations have been deployed around the world to address cashless payment, automated retail and petroleum markets. OTI distributes and supports its solutions through a global network of regional offices and alliances. OTI is the proud recipient of the 2017 AI Award for Best Cashless Payment Solutions Provider – Israel. For more information, visit www.otiglobal.com.

Investor Relations Contact: Gavriel Frohwein GK Investor & Public Relations +1 646 688 3559 oti@gkir.com

Safe Harbor / Forward-Looking Statements

This press release contains express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever we use words such as "will," "look forward," "expect," "anticipate," "intend," "plan," "estimate," "believe," "should," "can" or similar expressions, we are making forward-looking statements. For example, we are using forward-looking statements when we discuss, among others: the Company's recurring revenue and long-term strategy. Because such statements deal with future events and are based on OTI's current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of OTI could differ materially from those described in or implied by the statements in this press release. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are stated under the captions “Risk Factors” in our most recent Annual Report (Form 10-K) and other known and unknown uncertainties and risk factors including those detailed from time to time in the Company's filings with the Securities and Exchange Commission.  Forward-looking statements are made as of the date of this release, and we expressly disclaim any obligation or undertaking to update forward-looking statements. The reader is cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of patent litigation expenses, stock-based compensation expense and other (gain) expenses, net. Patent litigation expenses are presented only at the end of each year, as we do not consider their impact on quarterly results to be material. OTI believes that adjusted EBITDA from continuing operations should be considered in evaluating the Company’s operations since it provides a clear indication of the Company’s operating results. This measure should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for the U.S. GAAP results. The non-GAAP measures included in this press release have been reconciled to the U.S. GAAP results in the tables below.

ON TRACK INNOVATIONS LTD.

RECONCILIATION OF NON-GAAP ADJUSTMENT

The following table reflects selected On Track Innovations Ltd. non-GAAP results reconciled to GAAP results:

(US dollars in thousands)

	Three months ended Sept. 30,		Nine months ended Sept. 30,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net (loss) income	$(1,210)	$(184)	$(3,854)	$(797)

Net loss (income) from discontinued operations	36	(42)	279	(228)
Financial expenses, net	93	2	199	129
Depreciation and amortization	308	342	951	1,022
Taxes on income	17	(2)	25	(267)
Total EBITDA FROM CONTINUING OPERATIONS	$(756)	$116	$(2,400)	$(141)

Other (gain) expenses, net	(335)	-	(335)	70
Stock-based compensation	6	65	96	180
Total adjusted EBITDA FROM CONTINUING OPERATIONS	$(1,085)	$181	$(2,639)	$109

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	September 30,	December 31,
	2019	2018
Assets

Current assets
Cash and cash equivalents	$3,396	$4,827
Short-term investments	1,905	1,078
Trade receivables (net of allowance for doubtful accounts of $558 and $555 as of September 30, 2019 and December 31, 2018, respectively)	2,469	4,530
Other receivables and prepaid expenses	1,602	2,060
Inventories	4,366	3,527

Total current assets	13,738	16,022

Long-term restricted deposit for employees benefit	473	451

Severance pay deposits	404	375

Property, plant and equipment, net	3,693	5,033

Intangible assets, net	246	241

Right-of-use assets	1,930	-

Total Assets	$20,484	$22,122

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(US dollars in thousands)

	September 30,	December 31,
	2019	2018

Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities of long-term bank loans	$2,553	$260
Trade payables	4,857	4,712
Other current liabilities	2,286	3,622

Total current liabilities	9,696	8,594

Long-Term Liabilities
Long-term loans, net of current maturities	26	39
Long-term liabilities due to operating leases, net of current maturities	1,204	-
Accrued severance pay	948	853
Deferred tax liability	393	445
Total long-term liabilities	2,571	1,337

Total Liabilities	12,267	9,931

Commitments and Contingencies

Equity
Shareholders' Equity
Ordinary shares of NIS 0.1 par value:
Authorized: 50,000,000 shares as of September 30, 2019 and December 31, 2018; issued: 42,503,076 and 42,473,076 shares as of September 30, 2019 and December 31, 2018, respectively; outstanding: 41,324,377 and 41,294,377 shares as of September 30, 2019, and December 31, 2018, respectively	1,069	1,068
Additional paid-in capital	225,117	225,022
Treasury shares at cost - 1,178,699 shares as of September 30, 2019 and December 31, 2018	(2,000)	(2,000)
Accumulated other comprehensive loss	(1,172)	(956)
Accumulated deficit	(214,797)	(210,943)
Total Equity	8,217	12,191

Total Liabilities and Equity	$20,484	$22,122

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(US dollars in thousands, except share and per share data)

	Three months ended September 30,			Nine months ended September 30,
	2019	*2018		2019	*2018

Revenues
Sales	$2,631		$4,760	$7,286	$13,353
Licensing and transaction fees	1,234		1,339	3,708	3,997

Total revenues	3,865		6,099	10,994	17,350

Cost of revenues
Cost of sales	2,161		2,870	5,273	8,351
Total cost of revenues	2,161		2,870	5,273	8,351

Gross profit	1,704		3,229	5,721	8,999
Operating expenses
Research and development	840		765	2,528	2,391
Selling and marketing	1,193		1,591	3,798	4,700
General and administrative	1,070		1,099	3,081	3,001
Other (gain) expenses, net	(335)		-	(335)	70

Total operating expenses	2,768		3,455	9,072	10,162

Operating loss from continuing operations	(1,064)		(226)	(3,351)	(1,163)
Financial expenses, net	(93)		(2)	(199)	(129)

Loss from continuing operations before taxes on income	(1,157)		(228)	(3,550)	(1,292)
Income tax (expenses) benefit, net	(17)		2	(25)	267

Net loss from continuing operations	(1,174)		(226)	(3,575)	(1,025)
Net (loss) income from discontinued operations	(36)		42	(279)	228

Net loss	(1,210)		(184)	(3,854)	(797)

Basic and diluted net (loss) income attributable to shareholders per ordinary share
From continuing operations	(0.03)		(** )	(0.09)	(0.02)
From discontinued operations	(** )		(** )	(** )	(** )

	$(0.03)	$	(** )	$(0.09)	$(0.02)

Weighted average number of ordinary shares used in computing basic and diluted net (loss) income per ordinary share	41,324,377		41,294,377	41,306,575	41,260,426

*	Reclassified to conform with the current period presentation.

**	Less than $0.01 per ordinary share.

ON TRACK INNOVATION LTD.

INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW

(US dollars in thousands)

	Nine months ended September 30,
	2019	*2018
Cash flows from continuing operating activities
Net loss from continuing operations	$(3,575)	$(1,025)
Adjustments required to reconcile net loss to net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued to employees and others	96	180
Depreciation and amortization	951	978
Deferred tax, net	(25)	(360)
Gain on sale of property and equipment	(328)	(25)
Accrued interest and linkage differences, net	(48)	-

Changes in operating assets and liabilities:
Accrued severance pay, net	66	(19)
Decrease in trade receivables, net	1,576	1,377
Decrease (increase) in other receivables and prepaid expenses	395	(255)
Increase in inventories	(879)	(381)
Increase (decrease) in trade payables	506	(263)
Decrease in other current liabilities	(585)	(151)
Net cash (used in) provided by continuing operating activities	(1,850)	56

Cash flows from continuing investing activities

Purchase of property and equipment	(433)	(467)
Proceeds from sale of property and equipment	1,102	52
Change in short-term investments, net	(978)	1,195
Investment in capitalized certification costs	(156)	(92)
Proceeds from restricted deposit for employees benefit	10	8
Net cash (used in) provided by continuing investing activities	(455)	696

Cash flows from continuing financing activities
Increase (decrease) in short-term bank credit, net	2,636	(3,449)
Repayment of long-term bank loans	(261)	(979)
Proceeds from exercise of options and warrants	-	34
Net cash provided by (used in) continuing financing activities	2,375	(4,394)

Cash flows from discontinued operations
Net cash (used in) provided by discontinued operating activities	(1,397)	836

Total net cash (used in) provided by discontinued operations	(1,397)	836

Effect of exchange rate changes on cash and cash equivalents	(277)	(187)

Decrease in cash, cash equivalents and restricted cash	(1,604)	(2,993)

Cash, cash equivalents and restricted cash - beginning of the period	5,105	7,799

Cash, cash equivalents and restricted cash - end of the period	$3,501	$4,806

*	Reclassified to conform with the current period presentation.